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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dual Stock Option Plan and Restated 1992 Non-Employee Directors' Stock Option Plan of our report dated January 12, 1996, except for 'Nature of Business and Financing' in Note 1 as to which the date is March 28, 1996, with respect to the financial statements of Biocircuits Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Palo Alto, California
July 2, 1996